Exhibit 99.(j)(2)

Consent of Independent Registered Public Accounting Firm

To the Shareholders and

Board of Trustees of

Aberdeen Funds:

We consent to the use of our reports dated December 28, 2009, with respect to the financial statements Aberdeen Funds, comprising the Aberdeen Equity Long-Short Fund, Aberdeen Natural Resources Fund, Aberdeen Small Cap Fund, Aberdeen U.S. Equity Fund, Aberdeen China Opportunities Fund, Aberdeen Emerging Markets Fund (formerly known as the Aberdeen Developing Markets Fund), Aberdeen Global Financial Services Fund, Aberdeen International Equity Fund, Aberdeen Global Equity Fund (formerly known as the Aberdeen Select Worldwide Fund), Aberdeen Optimal Allocations Fund: Defensive, Aberdeen Optimal Allocations Fund: Moderate,  Aberdeen Optimal Allocations Fund: Moderate Growth, Aberdeen Optimal Allocations Fund: Growth, Aberdeen Optimal Allocations Fund: Specialty, Aberdeen Asia Bond Institutional Fund, Aberdeen International Equity Institutional Fund, Aberdeen Global Fixed Income Fund, Aberdeen Global Small Cap Fund and Aberdeen Tax-Free Income Fund (collectively, the “Funds”), as of October 31, 2009, incorporated herein by reference, and to the references to our firm under the heading “Financial Highlights” in the Prospectus and in the introduction to and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in this Registration Statement.

/s/ KPMG LLP

Philadelphia, PA

February 25, 2010